Exhibit 99.2

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	January 11, 2023

	Contact:	Nelli Madden 732-577-9997

UMH PROPERTIES, INC. DECLARES PREFERRED DIVIDENDS

FREEHOLD, NJ, January 11, 2023…...........On January 11, 2023, the Board of Directors of UMH Properties, Inc. (NYSE:UMH) declared a quarterly dividend of $0.3984375 per share for the period from December 1, 2022 through February 28, 2023, on the Company’s 6.375% Series D Cumulative Redeemable Preferred Stock payable March 15, 2023, to shareholders of record at the close of business on February 15, 2023. Series D preferred share dividends are cumulative and payable quarterly at an annual rate of $1.59375 per share.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 134 manufactured home communities containing approximately 25,600 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama and South Carolina. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

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A NYSE Company: Symbol - UMH

since 1968